Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200828 and 333-56161 (including post-effective amendments Nos. 1 and 2) on Form S-8 of Sempra, of our reports dated June 14, 2024, relating to the financial statements and supplemental schedules of Sempra Savings Plan; San Diego Gas & Electric Company Savings Plan; and Southern California Gas Company Retirement Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP

June 14, 2024